Exhibit 99.1

Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Gregory Belloni, (415) 235-9092
gregory.belloni@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2023 FINANCIAL RESULTS
•Revenue of $2.04 billion
•GAAP diluted earnings per share (EPS) of $0.14; non-GAAP diluted EPS of $0.48
•Cash flow from operations of $245 million and free cash flow of $112 million
•Announced restructuring plan with expected annualized savings of approximately $110 million
•Declared cash dividend of $0.70 per share

FREMONT, CA – October 26, 2022 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for its fiscal first quarter ended September 30, 2022.

“Global economic uncertainties and broad-based customer inventory corrections worsened in the latter stages of the September quarter, and these dynamics are reflected in both near-term industry demand and Seagate's financial performance. We have taken quick and decisive actions to respond to current market conditions and enhance long-term profitability, including adjusting our production output and annual capital expenditure plans, and announcing a restructuring plan that will deliver meaningful cost savings while maintaining investments in the mass capacity solutions driving our future growth,” said Dave Mosley, Seagate’s chief executive officer.

“We continue to meet our development milestones for the 30+ terabyte product family, which is based on industry leading HAMR technology. Our team is executing well on our innovation roadmap and we are seeing strong engagement from cloud customers. Looking beyond the current macro uncertainties, we are confident in the secular demand for mass capacity storage driven by the underlying growth in data and believe Seagate is in a great position to capture growth opportunities over the long-term.”

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ1 2023	FQ1 2022	FQ1 2023	FQ1 2022
Revenue ($M)	$2,035	$3,115	$2,035	$3,115
Gross Margin	23.7%	30.7%	24.5%	31.0%
Operating Margin	5.3%	18.8%	9.0%	20.1%
Net Income ($M)	$29	$526	$101	$544
Diluted Earnings Per Share	$0.14	$2.28	$0.48	$2.35

During the fiscal first quarter the Company generated $245 million in cash flow from operations and $112 million in free cash flow, paid cash dividends of $147 million and repurchased 5.4 million ordinary shares for $408 million. The Company raised $600 million in new capital through a new term loan facility, exiting the fiscal first quarter with cash and cash equivalents totaling $761 million. There were 206 million ordinary shares issued and outstanding as of the end of the quarter.

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.
Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.70 per share, which will be payable on January 5, 2023 to shareholders of record as of the close of business on December 21, 2022. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.
Restructuring Plan
On October 24, 2022, the Company’s Board of Directors approved and committed to a restructuring plan (the “Plan”) to reduce its cost structure to better align the Company’s operational needs to current economic conditions while continuing to support the long-term business strategy. The Plan includes reducing its worldwide headcount by approximately 3,000 employees, or 8% of the global workforce, along with other cost saving measures.
The Plan, which the Company expects to be substantially completed by the end of the fiscal second quarter 2023, is expected to result in total pre-tax charges between $60 million and $70 million. The charges are expected to be primarily cash-based and consist of employee severance and other one-time termination benefits.
The Company expects to realize run-rate savings of approximately $110 million on an annualized basis starting in the fiscal third quarter 2023.
Business Outlook
The business outlook for the fiscal second quarter 2023 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal second quarter 2023:
•Revenue of $1.85 billion, plus or minus $150 million
•Non-GAAP diluted EPS of $0.15, plus or minus $0.20

Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to amortization of acquired intangible assets of $0.01 per share, estimated share-based compensation expenses of $0.18 per share, and restructuring costs of $0.29 to $0.34 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal second quarter 2023 to the most directly comparable GAAP measure because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, accelerated depreciation, impairment and other charges related to cost saving efforts, pandemic-related lockdown charges, losses and costs on the modification or redemption and repurchase of debt, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal second quarter 2023 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 6:00 AM PT / 9:00 AM ET that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate
Seagate Technology crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data storage and management solutions with a focus on sustainable partnerships. A global technology leader for more than 40 years, the company has shipped over three billion terabytes of data capacity. Learn more about Seagate by visiting www.seagate.com or following us on Twitter, Facebook, LinkedIn, YouTube, and subscribing to our blog.

© 2022 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies and prospects; financial outlook for future periods, including the fiscal second quarter 2023; expectations regarding any logistical, macroeconomic, or other factors affecting the Company and its ability to execute the Plan as currently contemplated; statements and beliefs about the outcome of any regulatory or legal actions or events and their effect on the Company; changes to the assumptions on which the projected Plan-related charges are based; expectations regarding market demand for Company’s products, our ability to optimize our level of production, our ability to reduce costs, storage industry trends, the Company’s ability to meet market and industry expectations and the effects of these future trends on Company's performance, shifts in technology; expectations regarding the effects of the pandemic on the economic conditions worldwide and other macro disruptions, including the likelihood or significance of continuing supply chain disruptions, high inflation, and high interest rates; and expectations on the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending December 30, 2022 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” "will continue," "can," "could" or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended July 1, 2022, filed with the U.S. Securities and Exchange Commission on August 5, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2022	July 1, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$761	$615
Accounts receivable, net	1,098	1,532
Inventories	1,606	1,565
Other current assets	275	321
Total current assets	3,740	4,033
Property, equipment and leasehold improvements, net	2,196	2,239
Goodwill	1,237	1,237
Other intangible assets, net	5	9
Deferred income taxes	1,137	1,132
Other assets, net	296	294
Total Assets	$8,611	$8,944
LIABILITIES AND (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$1,712	$2,058
Accrued employee compensation	106	252
Accrued warranty	66	65
Current portion of long-term debt	636	584
Accrued expenses	618	596
Total current liabilities	3,138	3,555
Long-term accrued warranty	83	83
Other non-current liabilities	128	135
Long-term debt, less current portion	5,613	5,062
Total Liabilities	8,962	8,835

Total Shareholders’ (Deficit) Equity	(351)	109
Total Liabilities and Shareholders’ (Deficit) Equity	$8,611	$8,944

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2022	October 1, 2021
Revenue	$2,035	$3,115

Cost of revenue	1,553	2,159
Product development	234	233
Marketing and administrative	129	133
Amortization of intangibles	3	3
Restructuring and other, net	9	1
Total operating expenses	1,928	2,529

Income from operations	107	586

Interest income	1	—
Interest expense	(71)	(59)
Other, net	(10)	6
Other expense, net	(80)	(53)

Income before income taxes	27	533
(Benefit from) provision for income taxes	(2)	7
Net income	$29	$526

Net income per share:
Basic	$0.14	$2.33
Diluted	$0.14	$2.28
Number of shares used in per share calculations:
Basic	208	226
Diluted	210	231

Cash dividends declared per ordinary share	$0.70	$0.67

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Three Months Ended
	September 30, 2022	October 1, 2021
OPERATING ACTIVITIES
Net income	$29	$526
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135	104
Share-based compensation	29	34
Deferred income taxes	(5)	(4)
Other non-cash operating activities, net	13	2
Changes in operating assets and liabilities:
Accounts receivable, net	434	(143)
Inventories	(41)	16
Accounts payable	(300)	28
Accrued employee compensation	(146)	(92)
Accrued expenses, income taxes and warranty	4	11
Other assets and liabilities	93	14
Net cash provided by operating activities	245	496
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(133)	(117)
Proceeds from the sale of assets	1	—
Purchases of investments	(1)	(18)
Proceeds from sale of investments	—	15
Net cash used in investing activities	(133)	(120)
FINANCING ACTIVITIES
Redemption and repurchase of debt	—	(6)
Dividends to shareholders	(147)	(153)
Repurchases of ordinary shares	(408)	(425)
Taxes paid related to net share settlement of equity awards	(39)	(43)
Proceeds from issuance of long-term debt	600	—
Proceeds from issuance of ordinary shares under employee stock plans	29	33
Other financing activities, net	(1)	—
Net cash provided by (used in) financing activities	34	(594)
Increase (decrease) in cash, cash equivalents and restricted cash	146	(218)
Cash, cash equivalents and restricted cash at the beginning of the period	617	1,211
Cash, cash equivalents and restricted cash at the end of the period	$763	$993

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, and free cash flow, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended
	September 30, 2022	October 1, 2021
GAAP Gross Profit	$482	$956
Amortization of acquired intangible assets	1	1
Share-based compensation	8	9
Pandemic-related lockdown charges	7	—
Non-GAAP Gross Profit	$498	$966

GAAP Gross Margin	23.7%	30.7%
Non-GAAP Gross Margin	24.5%	31.0%

GAAP Operating Expenses	$375	$370
Accelerated depreciation, impairment and other charges related to cost saving efforts	(22)	—
Amortization of acquired intangible assets	(3)	(3)
Restructuring and other, net	(9)	(1)
Share-based compensation	(21)	(25)
Other charges	(6)	(2)
Non-GAAP Operating Expenses	$314	$339

GAAP Income From Operations	$107	$586
Accelerated depreciation, impairment and other charges related to cost saving efforts	22	—
Amortization of acquired intangible assets	4	4
Restructuring and other, net	9	1
Share-based compensation	29	34
Pandemic-related lockdown charges	7	—
Other charges	6	2
Non-GAAP Income From Operations	$184	$627

GAAP Operating Margin	5.3%	18.8%
Non-GAAP Operating Margin	9.0%	20.1%

GAAP Net Income	$29	$526
Accelerated depreciation, impairment and other charges related to cost saving efforts	22	—
Amortization of acquired intangible assets	4	4
Restructuring and other, net	9	1
Strategic investment gains or impairment charges	—	(9)
Share-based compensation	29	34
Pandemic-related lockdown charges	7	—
Other charges	6	2
Income tax adjustments	(5)	(14)
Non-GAAP Net Income	$101	$544

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended
	September 30, 2022	October 1, 2021
Shares used in diluted net income per share calculation	210	231
GAAP Diluted Net Income Per Share	$0.14	$2.28
Non-GAAP Diluted Net Income Per Share	$0.48	$2.35

GAAP Net Cash Provided by Operating Activities	$245	$496
Acquisition of property, equipment and leasehold improvements	133	117
Free Cash Flow	$112	$379

The Company’s Non-GAAP measures are adjusted for the following items:
Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods’ operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs. These also exclude charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Pandemic-related lockdown charges
Pandemic-related lockdown charges are factory under-utilization costs incurred due to the pandemic-related lockdown measures at our factory in Wuxi, China. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Losses and costs on the modification or redemption and repurchase of debt
From time to time, the Company incurs losses and fees from the early redemption and repurchase of certain long-term debt instruments. The losses represent the difference between the reacquisition costs and the par value of the debt extinguished. Fees include certain costs associated with a debt modification or extinguishment, and the write-off of any unamortized debt issuance costs associated with an extinguishment of debt. The amount of these charges may be inconsistent in size and varies depending on the timing of the repurchase of debt and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods' operating performance.
Strategic investment losses (gains) or impairment charges
From time to time, the Company incurs losses, gains or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered as part of its ongoing operating performance. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.

Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities, and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.